Exhibit 99.1





                                                        August  13, 2003



FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                        ANNOUNCES SIX MONTH 2003 RESULTS



Leucadia National Corporation (LUK - NYSE and PCX) today announced its operating results for the six month period ended June 30, 2003. Net income was $1,631,000 or $.03 per diluted common share for the six month period ended June 30, 2003 compared to $39,824,000 or $.72 per diluted common share for the six month period ended June 30, 2002. Net income per share included $.03 and $.16 of income from discontinued operations for the six month 2003 and 2002 periods, respectively.

For the six months ended June 30, 2003, the Company recognized a loss of $57,100,000 for its share of WilTel Communications Group, Inc.'s losses under the equity method of accounting, an investment the Company acquired in the fourth quarter of 2002. WilTel's depreciation and amortization expenses for the period exceeded its reported net loss. The Company did not record a deferred tax benefit for its share of the WilTel loss because the Company's ability to use the capital loss in the future is uncertain. The Company's share of the income of other investments in associated companies under the equity method of accounting, net of taxes, was $50,000,000 in 2003 and $36,100,000 in 2002. The increase in 2003 was primarily attributable to the Company's investments in Olympus Re Holdings, Ltd., a limited partnership that invests primarily in securities and other obligations of highly leveraged, distressed and out of favor companies and HomeFed Corporation, which were partially offset by a decrease in income from the Company's equity interest in Berkadia.

Finance revenues, which reflect the level and mix of consumer instalment loans, decreased in 2003 due to fewer average loans outstanding, primarily resulting from the Company's decisions in September 2001 to stop originating subprime automobile loans and in January 2003 to stop originating all consumer loans. Pre-tax results increased however, primarily due to a reduction in interest expense, a decline in the provision for loan losses, and lower salaries expense and operating and other costs resulting from restructuring efforts. The Company is considering its alternatives for its banking and lending operations, which could include selling or liquidating some or all of its loan portfolios, and outsourcing certain functions.

Manufacturing revenues were largely unchanged for the six month 2003 period as compared to the same period in 2002 as declines principally in the carpet padding and agricultural markets were largely offset by increases in the construction and consumer products markets. Gross profit and pre-tax results for the six month 2003 period declined as compared to the same period in 2002 primarily due to higher raw material costs.

In April 2003, upon receipt of approval from the FCC, the Company acquired approximately 80% of the outstanding common stock of WebLink Wireless, Inc., a private company engaged in the wireless messaging industry. From the date of acquisition through June 30, 2003, WebLink's revenues totaled $20,100,000, gross profit was $10,100,000 or 50.4% and pre-tax income was $3,200,000.

Investment and other income increased in the six month 2003 period as compared to the same period in 2002 principally due to $4,900,000 relating to the favorable resolution of value added tax assessments, greater income related to accounting for the market values of the Company's derivative financial instruments and a gain from tendering a portion of the Company's investment in Olympus Re. These increases were partially offset by lower revenues from the Company's winery operations, lower foreign exchange gains and a reduction in investment income.

Operating results include net securities gains of $200,000 and net securities losses of $12,300,000 for the six months ended June 30, 2003 and 2002, respectively. These amounts include provisions of $5,100,000 and $19,700,000 for the 2003 and 2002 periods, respectively, to write down certain of the Company's investments.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications (principally through its 47.4% interest in WilTel), banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.8% interest in MK Gold Company) and property and casualty reinsurance. The Company also currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11%), GFSI Holdings, Inc. (6.9%), The FINOVA Group, Inc. (indirectly 25% through its interest in Berkadia), HomeFed Corporation (30.3%), Jackson Products, Inc. (8.8%), Jordan Industries, Inc. (10.1%), ParkerVision, Inc. (7.4%) and WilTel Communications Group, Inc. (47.4%).

           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
           ----------------------------------------------------------
                (In thousands, except earnings per share amounts)
                                   (Unaudited)


                                                                                For the Three Month            For the Six Month
                                                                               Period Ended June 30,         Period Ended June 30,
                                                                               ---------------------         ---------------------
                                                                                2003           2002           2003           2002
                                                                                ----           ----           ----           ----


Revenues                                                                      $ 87,458       $ 70,317       $144,357      $127,884
                                                                              ========       ========       ========      ========

Net securities gains (losses)                                                 $ (2,091)      $ (3,292)      $    214      $(12,298)
                                                                              ========       ========       ========      ========

Income (loss) from continuing operations before income
   taxes, minority expense of trust preferred securities and
   equity in income (losses) of associated companies                          $ 14,940       $  7,156       $ 10,739      $ (3,624)

Income taxes                                                                    (2,493)        (2,632)        (1,007)          987
                                                                              --------       --------       --------      --------

Income (loss) from continuing operations before minority
   expense of trust preferred securities and equity in income
   (losses) of associated companies                                           $ 12,447       $  4,524       $  9,732      $ (2,637)
                                                                              ========       ========       ========      ========

Equity in income (losses) of associated companies, net of taxes               $  2,542       $ 16,285       $ (7,148)     $ 36,130
                                                                              ========       ========       ========      ========

Income (loss) from continuing operations                                      $ 13,609       $ 19,429       $   (177)     $ 30,732
                                                                              ========       ========       ========      ========

Income from discontinued operations, including gain on
   disposal, net of taxes                                                     $  1,808       $  7,652       $  1,808      $  9,092
                                                                              ========       ========       ========      ========

   Net income                                                                 $ 15,417       $ 27,081       $  1,631      $ 39,824
                                                                              ========       ========       ========      ========

Basic earnings (loss) per common share:
Income (loss) from continuing operations                                        $  .23         $  .35         $ --          $  .56
Income from discontinued operations, including gain on disposal                    .03            .14            .03           .16
                                                                                ------         ------         ------        ------
   Net income                                                                   $  .26         $  .49         $  .03        $  .72
                                                                                ======         ======         ======        ======

Number of shares in calculation                                                 59,630         55,336         59,624        55,328
                                                                                ======         ======         ======        ======

Diluted earnings (loss) per common share:
Income (loss) from continuing operations                                        $  .23         $  .35         $ --          $  .56
Income from discontinued operations, including gain on disposal                    .03            .14            .03           .72
                                                                                ------         ------         ------        ------
   Net income                                                                   $  .26         $  .49         $  .03        $  .72
                                                                                ======         ======         ======        ======

Number of shares in calculation                                                 60,069         55,694         59,624        55,642
                                                                                ======         ======         ======        ======



